                                 (EXHIBIT 11)

                        CONCORDE CAREER COLLEGES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

           AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


                                                                           Basic EPS                 Diluted EPS
                                                                          Nine Months                Nine Months
                                                                      Ended September 30,         Ended September 30,
                                                                   -------------------------  -------------------------
                                                                       2000          1999          2000           1999
                                                                       ----          ----          ----           ----
Weighted average shares outstanding..............................   7,949,000     7,784,000     7,949,000      7,784,000
Loss before cumulative effect of change in accounting
principle........................................................  $ (116,000)   $ (409,000)  $  (116,000)   $  (409,000)
Class B preferred stock accretion................................    (141,000)     (120,000)     (141,000)      (120,000)
                                                                   ----------    ----------   -----------    -----------
Loss available to common shareholders before cumulative effect
of change in accounting principle................................    (257,000)     (529,000)     (257,000)      (529,000)
Cumulative effect of change in accounting principle, net of tax..     (86,000)                    (86,000)
                                                                   ----------    ----------   -----------    -----------
Loss available to common shareholders............................  $ (343,000)   $ (529,000)  $  (343,000)   $  (529,000)
                                                                   ==========    ==========   ===========    ===========
Loss per share before cumulative effect of change in accounting
principle........................................................  $     (.03)   $     (.07)  $      (.03)   $      (.07)
Cumulative effect of change in accounting principle, net of tax..        (.01)                       (.01)
                                                                   ----------    ----------   -----------    -----------
Net loss per share...............................................  $     (.04)   $     (.07)  $      (.04)   $      (.07)
                                                                   ==========    ==========   ===========    ===========

                                                                        Three Months                 Three Months
                                                                      Ended September 30,         Ended September 30,
                                                                   ------------------------   --------------------------
                                                                       2000          1999          2000           1999
                                                                       ----          ----          ----           ----
Weighted average shares outstanding..............................   7,965,000     7,867,000     7,965,000      7,867,000
Options..........................................................                                 126,000        224,000
Debt/NonDetachable Warrants......................................                               2,574,000      2,574,000
                                                                   ----------    ----------   -----------    -----------
Adjusted Weighted Average Shares.................................   7,965,000     7,867,000    10,665,000     10,665,000
                                                                   ----------    ----------   -----------    -----------
Net Income.......................................................     176,000       136,000       176,000        136,000
Class B Preferred Dividends-Imputed..............................     (50,000)      (41,000)      (50,000)       (41,000)
Interest on Convertible Debt, net of tax.........................                                  27,000         27,000
                                                                   ----------    ----------   -----------    -----------
Income available to common shareholders..........................  $  126,000    $   95,000   $   153,000    $   122,000
                                                                   ==========    ==========   ===========    ===========
Net income per share.............................................  $     0.02    $     0.01   $      0.01    $      0.01
                                                                   ==========    ==========   ===========    ===========

                                      17